UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 29, 2008

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, WI 53188-1000
(Address of principal executive offices, including zip code)
(262) 347-2904
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

        On September 29, 2008, The Middleton Doll Company (the “Company”) announced plans to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission (“SEC”). This “going dark” transaction would be accomplished through a 1,000-to-1 reverse stock split of shares of the Company’s common stock. All shareholders with less than one share after the reverse-split will have their fractional shares cashed out at a price of $0.50 in cash per share on a pre-split basis. Shareholders with one or more shares after the reverse-split will continue as shareholders of the Company, with any fractional share being rounded up to the next whole number of shares.

        If, after the transaction, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock (and preferred stock, of which there are already fewer than 300 shareholders of record) under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

        A copy of the Company’s press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being filed herewith:

99.1	Press Release dated September 29, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance and Treasurer

Dated: September 29, 2008

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated September 29, 2008

Exhibit
Number

99.1	Press Release dated September 29, 2008.

Exhibit Index